Exhibit 99.5

United States Presence

Privately held company, Koch Industries, Inc. has a worldwide presence in about 50 countries, employing nearly 30,000 people. The company is based in Wichita, Kan., and its subsidiaries have a presence in 36 states and the District of Columbia. Koch companies are involved in core industries such as trading, petroleum, chemicals, fibers, intermediates and polymers, minerals, fertilizers, chemical technology equipment, pulp and paper, ranching, securities and finance, as well as in other ventures and investments.

Alabama

Koch Carbon
Birmingham

Reiss Viking
Fairfield

Alaska

Flint Hills Resources Alaska
North Pole, Fairbanks, Anchorage

Arizona

Koch Financial Corporation
Scottsdale

California

John Zink Company
Buena Park

Koch Carbon
Long Beach, Pittsburgh

Koch Engineering Company Ltd
San Diego

Koch Membrane Systems
San Jose, San Diego

Colorado

Flint Hills Resources
Broomfield

Koch Exploration Company
Englewood

Connecticut

John Zink Company
Shelton

District of Columbia

Koch Industries, Inc.

Delaware

INVISTA
Seaford, Wilmington, Newark

Tru-Tec Services Inc.
Newark

Georgia

BlueYellow
Brunswick

Brunswick Cellulose, Inc.

Flint Hills Resources
Alpharetta

INVISTA
Dalton, Kennesaw, Athens

Koch-Glitsch, Inc.
Alpharetta

Koch Cellulose Headquarters
Brunswick

Illinois

Flint Hills Resources
Joliet, Woodridge, Rolling Meadows

KCBX Terminal Company
Chicago

Koch Carbon
Chicago

Koch Financial Corporation
Chicago

Koch-Glitsch, Inc.
Woodridge

Koch Nitrogen Company
East Alton, Mattoon, Creve Coeur, Henry

Koch Pipeline Company
Hartford

The C. Reiss Coal Company
Woodridge

Indiana

Koch Nitrogen Company
Crawfordsville, Huntington, Walton

Iowa

Flint Hills Resources Algona,
Bettendorf, Davenport, Dubuque

Koch Nitrogen Company
Ackley, Ft. Madison, Ft. Dodge,
Marshalltown, Garner, Sgt. Bluff

Koch Pipeline Company
Marshalltown

Kansas (in Wichita unless

noted otherswise)

Flint Hills Resources

INVISTA

Koch Carbon

Koch Chemical Technology Group

Koch-Glitsch, Inc.

Koch Industries Inc.

Koch Nitrogen Company

Koch Pipeline Company

Koch Sulfur Products Company

Koch Supply & Trading

Reiss Remediation Company

Koch Nitrogen Company
Dodge City

Matador Cattle Company
Spring Creek

Kentucky

The C. Reiss Coal Company
Lexington, Louisa, Raccoon

Louisiana

Flint Hills Resources
Prairieville

John Zink Company
Baton Rouge, Clinton

Koch Carbon
Sterlington

Koch Nitrogen Company
Hahnville, Sterlington

Koch-Glitsch, Inc.
Baton Rouge

Koch Pipeline Company
St. James

Koch Specialty Plant Service
Baton Rouge

Koch Supply & Trading
St. James

Tru-Tec Services Inc.
Baton Rouge

Maryland

Koch Specialty Plant Services
Baltimore

Massachusetts

Koch-Glitsch, Inc.
Wilmington

Koch Membrane Systems
Wilmington

Michigan

The C. Reiss Coal Company
Escanaba

Minnesota

Flint Hills Resources
Clear Brook, Cottage Grove,

Marshall,
Savage, St. Paul

Koch-Glitsch, Inc.
St. Paul

Koch Nitrogen Company
Murdock, Barnesville, Vernon

Center

Koch Pipeline Company
St. Paul

Reiss Remediation Company
St. Paul

The C. Reiss Coal Company
Duluth

Mississippi

Leaf River Cellulose
New Augusta

Montana

Matador Cattle Company
Dillon

Nebraska

Flint Hills Resources
Omaha

Koch Nitrogen Company
Aurora, Beatrice, David City,

Greenwood

New Jersey

Koch-Glitsch, Inc.
Parsippany

New Mexico

Koch Exploration Company
Aztec

New York

INVISTA

Koch Industries, Inc.

Koch-Glitsch, Inc.

North Carolina

Flint Hills Resources
Gastonia, Wilmington

INVISTA
Charlotte, Salisbury, Shelby,

Wilmington

North Dakota

Flint Hills Resources
West Fargo

Ohio

John Zink Company
East Canton

Koch Engineering Company Ltd.
Salem

Koch-Glitsch, Inc.
Blue Ash, East Canton

Oklahoma

John Zink Company
Tulsa

Koch Nitrogen Company
Enid

South Carolina

INVISTA
Camden, Spartanburg, Winnsboro

Tennessee

INVISTA
Chattanooga, Old Hickory

Texas

Flint Hills Resources
Austin, Euless, Waco, Corpus Christi, San Antonio

INVISTA
LaPorte, Victoria, Houston, Orange

John Zink Company
Houston

Koch Carbon
Corpus Christi

Koch Engineering Company Ltd.
Katy

Koch-Glitsch, Inc.
Dallas, Houston, Nederland

Koch Heat Transfer Company, Inc.
Houston

Koch Industries, Inc.
Austin

Koch Nitrogen Company
Farnsworth

Koch Partners
Tyler

Koch Pipeline Company
Agua Dulce, Giddings, Corpus Christi

Koch Specialty Plant Services
Houston, Corpus Christi, Nederland

Koch Supply & Trading
Houston

Matador Cattle Company
Matador

Optimized Process Design
Richardson

Oasis Capital Markets
Houston

Tru-Tec Services Inc.
LaPorte, Corpus Christi

Reiss Remediation Company
Corpus Christi

Utah

Tru-Tec Services Inc.
Salt Lake City

Virginia

Flint Hills Resources
Richmond

INVISTA
Waynesboro, Martinsville

Reiss Viking
Richlands

Washington

Koch Specialty Plant Services
Bellingham

West Virginia

Reiss Viking
Fairmont, Poca

Wisconsin

The C. Reiss Coal Company
Ashland, Sheboygan, Green Bay

Flint Hills Resources
Stevens Point, Green Bay,

McFarland, Waupun, Junction City, Milwaukee

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of Georgia-Pacific common stock described in this communication has not commenced. At the time the offer is commenced, an indirect, wholly-owned subsidiary of Koch Industries will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Georgia-Pacific will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Georgia-Pacific security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.